Exhibit 5.2

February 14, 2014

AutoNation, Inc.

200 SW 1st Avenue

Fort Lauderdale, FL 33301

Re:	AutoNation, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Vice President, Deputy General Counsel and Assistant Secretary of AutoNation, Inc., a Delaware corporation (the “Company”), and in such capacity have acted as counsel to the Company and the Subsidiary Guarantors (as defined below), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company and the Subsidiary Guarantors (as defined below) with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of guarantees of debt securities of the Company, in one or more series (the “Debt Securities”), by subsidiaries of the Company (the “Subsidiary Guarantees”), including guarantees of the Debt Securities by the subsidiaries of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”). Any Debt Securities are to be issued pursuant to the Indenture, dated as of April 14, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which is incorporated by reference as an exhibit to the Registration Statement (the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, I have examined and relied upon the following: (i) the Registration Statement; (ii) the Indenture; (iii) the applicable certificate or articles of incorporation and bylaws, certificate of formation, limited liability company agreement or limited partnership agreement, as applicable, of each Subsidiary Guarantor, in each case as amended to date; (iv) copies of certain resolutions of the directors, managers, general partners, stockholders and/or members, as applicable, of each of the Subsidiary Guarantors, dated February 14, 2014; and (v) copies of certain resolutions of the Board of Directors of the Company, adopted on February 11, 2014.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others and such other documents as I have deemed necessary or appropriate as a basis for the opinion stated below.

In my examination, I have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed (i) that the parties thereto, other than the Company and the Subsidiary Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. I have assumed that any Debt Securities that may be issued will be issued in a form that complies with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or countersigned, as the case may be, by a duly authorized officer of the Trustee. I have also assumed that the Subsidiary Guarantors have been duly organized and are and will continue to be validly existing in good standing, and have and will continue to have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of organization and that the Subsidiary Guarantors have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of their respective jurisdictions of organization) in connection with the transactions contemplated by the Indenture and the Registration Statement. In addition, I have also assumed that the terms of the Debt Securities and the Subsidiary Guarantees will have been established so as not to, and that the execution and delivery by the Company and the Subsidiary Guarantors of, and the performance of their obligations under, the Indenture, any supplemental indenture to be entered into in connection with the issuance of Debt Securities and the Subsidiary Guarantees, will not, violate, conflict with or constitute a default under (1) any agreement or instrument to which the Company or any of the Subsidiary Guarantors is subject, (2) any law, rule or regulation to which the Company or any of the Subsidiary Guarantors is subject, (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. I have also assumed that the choice of New York law to govern the Indenture, any supplemental indentures thereto and the Subsidiary Guarantees is a valid and legal provision. As to any facts relevant to the opinion stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others and of public officials.

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I am a member of the Florida Bar and express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of Florida, (ii) the corporate and limited liability company statutes listed on Schedule II hereto, (iii) the limited partnership statutes set forth on Schedule III hereto, and (iv) the general partnership statutes set forth on Schedule IV hereto, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). The Debt Securities and Subsidiary Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. I do not express any opinion as to the effect of any law (other than Opined on Law) on the opinions stated herein. Insofar as the opinion expressed herein relates to matters governed by laws other than Opined on Law, I have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, it is my opinion that:

With respect to any Subsidiary Guarantee to be offered by any Subsidiary Guarantor of Debt Securities to be offered by the Company (the “Offered Subsidiary Guarantee”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture and any supplemental indenture related to such Offered Subsidiary Guarantee has been qualified under the Trust Indenture Act of 1939, as amended; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Subsidiary Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations promulgated thereunder; (c) if the Offered Subsidiary Guarantee is to be issued pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary Guarantor and the other parties thereto; (d) all necessary entity action, including any required action by such Subsidiary Guarantor’s board of directors or managers, or any authorized committee thereof, or by such Subsidiary Guarantor’s members, as applicable, or by appropriate officers of such Subsidiary Guarantors, or other action has been taken by such Subsidiary Guarantor to approve the issuance and terms of the Offered Subsidiary Guarantee and related matters; (e) the Indenture and any supplemental indenture in respect of such Offered Subsidiary Guarantee have been duly authorized, executed and delivered by each party thereto; (f) the terms of the Offered Subsidiary Guarantee and of its issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee so as not to violate any applicable law, the applicable certificate or articles of incorporation and bylaws, certificate of formation, limited liability company agreement or limited partnership agreement, as applicable, of each Subsidiary Guarantor or result in a default under or breach of any agreement or instrument binding upon a Subsidiary Guarantor, and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Subsidiary Guarantors; and (g)

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the Offered Subsidiary Guarantee has been duly executed, delivered and countersigned in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and duly issued in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Subsidiary Guarantee will be a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) waivers of any usury defense contained in the Indenture, any supplemental indenture or Offered Subsidiary Guarantee that may be unenforceable, (v) requirements that a claim with respect to any Offered Subsidiary Guarantee of any series of Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the use of my name under the heading “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent change in applicable laws.

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Very truly yours,

/s/ C. Coleman G. Edmunds

C. Coleman G. Edmunds
Senior Vice President, Deputy General Counsel and Assistant Secretary of AutoNation, Inc.

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Schedule I

Guarantors

7 ROD REAL ESTATE NORTH, A Limited Liability Company

7 ROD REAL ESTATE SOUTH, A Limited Liability Company

Abraham Chevrolet-Miami, Inc.

Abraham Chevrolet-Tampa, Inc.

ACER Fiduciary, Inc.

AL MAROONE FORD, LLC

Albert Berry Motors, Inc.

Allison Bavarian

ALLISON BAVARIAN HOLDING, LLC

ALL-STATE RENT A CAR, INC.

American Way Motors, Inc.

AN CADILLAC OF WPB, LLC

AN Central Region Management, LLC

AN Chevrolet – Arrowhead, Inc.

AN CJ VALENCIA, INC.

AN COLLISION CENTER OF ADDISON, INC.

AN Collision Center of Las Vegas, Inc.

AN COLLISION CENTER OF NORTH HOUSTON, INC.

AN Collision Center of Tempe, Inc.

AN CORPORATE MANAGEMENT PAYROLL CORP.

AN Corpus Christi Chevrolet, LP

AN Corpus Christi GP, LLC

AN Corpus Christi Imports Adv. GP, LLC

AN Corpus Christi Imports Adv., LP

AN Corpus Christi Imports GP, LLC

AN Corpus Christi Imports II GP, LLC

AN Corpus Christi Imports II, LP

AN Corpus Christi Imports, LP

AN CORPUS CHRISTI MOTORS, INC.

AN Corpus Christi T. Imports GP, LLC

AN Corpus Christi T. Imports, LP

AN County Line Ford, Inc.

AN Dealership Holding Corp.

AN F. Imports of Atlanta, LLC

AN F. Imports of Hawthorne Holding, LLC

AN F. Imports of Hawthorne, LLC

AN F. Imports of North Denver, LLC

AN F. Imports of North Phoenix, Inc.

AN F. Imports of Roseville Holding, LLC

AN F. Imports of Roseville, Inc.

AN F. Imports of Seattle, Inc.

AN F. Imports of Sterling, LLC

AN Florida Region Management, LLC

AN Fort Myers Imports, LLC

AN Fremont Luxury Imports, Inc.

AN H. Imports of Atlanta, LLC

AN IMPORTS OF FT. LAUDERDALE, INC.

AN Imports of Seattle, Inc.

AN IMPORTS OF SPOKANE, INC.

AN Imports of Stevens Creek Holding, LLC

AN Imports of Stevens Creek Inc.

AN Imports on Weston Road, Inc.

AN LUXURY IMPORTS GP, LLC

AN LUXURY IMPORTS HOLDING, LLC

AN Luxury Imports of Coconut Creek, Inc.

AN Luxury Imports of Marietta, LLC

AN LUXURY IMPORTS OF PALM BEACH, INC.

AN LUXURY IMPORTS OF PEMBROKE PINES, INC.

AN Luxury Imports of Phoenix, Inc.

AN LUXURY IMPORTS OF SAN DIEGO, INC.

AN Luxury Imports of Sanford, LLC

AN Luxury Imports of Sarasota, Inc.

AN LUXURY IMPORTS OF SPOKANE, INC.

AN Luxury Imports of Tucson, Inc.

AN Luxury Imports, Ltd.

AN Motors of Brooksville, Inc.

AN MOTORS OF DALLAS, INC.

AN MOTORS OF DELRAY BEACH, INC.

AN Motors of Englewood, Inc.

AN Motors of Memphis, Inc.

AN MOTORS OF SCOTTSDALE, LLC

AN Pontiac GMC Houston North GP, LLC

AN Pontiac GMC Houston North, LP

AN Seattle Motors, Inc.

AN SUBARU MOTORS, INC.

AN T. Imports of Atlanta, LLC

AN Texas Region Management, Ltd.

AN Tucson Imports, LLC

AN Valencia Auto Imports, Inc.

AN West Central Region Management, LLC

AN Western Region Management, LLC

AN/CF Acquisition Corp.

AN/GMF, Inc.

AN/KPBG Motors, Inc.

AN/MF Acquisition Corp.

AN/MNI Acquisition Corp.

AN/PF Acquisition Corp.

Anderson Chevrolet

Anderson Chevrolet Los Gatos, Inc.

Anderson Cupertino, Inc.

Appleway Chevrolet, Inc.

Atrium Restaurants, Inc.

Auto Ad Agency, Inc.

AUTO CAR HOLDING, LLC

Auto Car, Inc.

Auto Company VI, Inc.

Auto Company VII, Inc.

Auto Company VIII, Inc.

Auto Company IX, Inc.

Auto Company X, Inc.

Auto Company XI, Inc.

Auto Company XII, Inc.

Auto Company XIII, Inc.

Auto Company XIV, Inc.

Auto Company XVI, Inc.

Auto Company XVII, Inc.

Auto Company XVIII, Inc.

Auto Company XIX, Inc.

Auto Company XX, Inc.

Auto Company XXI, Inc.

Auto Company XXII, Inc.

Auto Company XXIII, Inc.

Auto Company XXIV, Inc.

Auto Company XXV, Inc.

Auto Company XXVI, Inc.

Auto Company XXVII, Inc.

Auto Company XXVIII, Inc.

Auto Company XXIX, Inc.

Auto Company XXX, Inc.

Auto Company XXXI, Inc.

Auto Company XXXII, Inc.

Auto Company XXXIII, Inc.

Auto Company XXXIV, Inc.

Auto Company XXXV, Inc.

Auto Company XXXVI, Inc.

Auto Company XXXVII, Inc.

Auto Company XXXVIII, Inc.

Auto Company XXXIX, Inc.

Auto Company XL, Inc.

Auto Company XLI, Inc.

Auto Company XLII, Inc.

Auto Company XLIII, Inc.

Auto Company XLIV, Inc.

Auto Company XLV, Inc.

Auto Dealership III, LLC

Auto Dealership IV, LLC

Auto Dealership V, LLC

Auto Dealership VI, LLC

Auto Dealership VII, LLC

Auto Dealership VIII, LLC

Auto Dealership IX, LLC

Auto Dealership X, LLC

Auto Dealership XI, LLC

Auto Dealership XII, LLC

Auto Dealership XIII, LLC

Auto Dealership XIV, LLC

Auto Dealership XV, LLC

Auto Dealership XVI, LLC

Auto Dealership XVII, LLC

Auto Dealership XVIII, LLC

Auto Dealership XIX, LLC

Auto Dealership XX, LLC

Auto Dealership XXI, LLC

Auto Dealership XXII, LLC

Auto Dealership XXIII, LLC

Auto Dealership XXIV, LLC

Auto Dealership XXV, LLC

Auto Dealership XXVI, LLC

Auto Dealership XXVII, LLC

Auto Dealership XXVIII, LLC

Auto Dealership XXIX, LLC

Auto Dealership XXX, LLC

AUTO HOLDING, LLC

AUTO MISSION HOLDING, LLC

Auto Mission Ltd.

Auto West, Inc.

Autohaus Holdings, Inc.

AutoNation Benefits Company, Inc.

AutoNation Corporate Management, LLC

Pembroke Motors, Inc.

AutoNation Enterprises Incorporated

AUTONATION FINANCIAL SERVICES, LLC

AutoNation Fort Worth Motors, Ltd.

AutoNation GM GP, LLC

AutoNation Holding Corp.

AutoNation Imports of Katy GP, LLC

AutoNation Imports of Katy, L.P.

AutoNation Imports of Lithia Springs, LLC

AutoNation Imports of Longwood, Inc.

AutoNation Imports of Palm Beach, Inc.

AutoNation Imports of Winter Park, Inc.

AutoNation Motors Holding Corp.

AutoNation Motors of Lithia Springs, Inc.

AutoNation North Texas Management GP, LLC

AutoNation Northwest Management, LLC

AutoNation Orlando Venture Holdings, Inc.

AutoNation Realty Corporation

AutoNation USA of Perrine, Inc.

AUTONATION V. IMPORTS OF DELRAY BEACH, LLC

AutoNationDirect.com, Inc.

Bankston Auto, Inc.

Bankston Chrysler Jeep of Frisco, L.P.

Bankston CJ GP, LLC

BANKSTON FORD OF FRISCO, LTD.CO.

Bankston Nissan in Irving, Inc.

Bankston Nissan Lewisville GP, LLC

Bankston Nissan Lewisville, Ltd.

Bargain Rent-A-Car

Batfish, LLC

BBCSS, Inc.

Beach City Chevrolet Company, Inc.

BEACH CITY HOLDING, LLC

Beacon Motors, Inc.

Bellevue Automotive, Inc.

Bell Motors, LLC

BENGAL MOTOR COMPANY, LTD.

Bengal Motors, Inc.

Bill Ayares Chevrolet, LLC

BLEDSOE DODGE, LLC

Bob Townsend Ford, Inc.

Body Shop Holding Corp.

BOSC Automotive Realty, Inc.

Brown & Brown Chevrolet – Superstition Springs, LLC

Brown & Brown Chevrolet, Inc.

Brown & Brown Nissan Mesa, L.L.C.

Brown & Brown Nissan, Inc.

BUICK MART LIMITED PARTNERSHIP

BULL MOTORS, LLC

C. Garrett, Inc.

CARLISLE MOTORS, LLC

CARWELL HOLDING, LLC

CARWELL, LLC

Centennial Automotive, LLC

CERRITOS BODY WORKS HOLDING, LLC

Cerritos Body Works, Inc.

CHAMPION CHEVROLET HOLDING, LLC

CHAMPION CHEVROLET, LLC

Champion Ford, Inc.

Charlie Hillard, Inc.

Charlie Thomas Chevrolet GP, LLC

Charlie Thomas Chevrolet, Ltd.

Charlie Thomas Chrysler-Plymouth, Inc.

Charlie Thomas’ Courtesy GP, LLC

Charlie Thomas Courtesy Leasing, Inc.

Charlie Thomas F. GP, LLC

Charlie Thomas Ford, Ltd.

Charlie Thomas’ Courtesy Ford, Ltd.

CHESROWN AUTO, LLC

CHESROWN CHEVROLET, LLC

Chesrown Collision Center, Inc.

Chesrown Ford, Inc.

Chevrolet World, Inc.

Chuck Clancy Ford of Marietta, LLC

CJ VALENCIA HOLDING, LLC

Coastal Cadillac, Inc.

Consumer Car Care Corporation

Contemporary Cars, Inc.

Cook-Whitehead Ford, Inc.

Corporate Properties Holding, Inc.

Corpus Christi Collision Center, Inc.

COSTA MESA CARS HOLDING, LLC

Costa Mesa Cars, Inc.

Courtesy Auto Group, Inc.

Courtesy Broadway, LLC

Covington Pike Motors, Inc.

CT Intercontinental GP, LLC

CT Intercontinental, Ltd.

CT Motors, Inc.

D/L Motor Company

Deal Dodge of Des Plaines, Inc.

Dealership Properties, Inc.

Dealership Realty Corporation

Desert Buick-GMC Trucks, L.L.C.

Desert Chrysler-Plymouth, Inc.

Desert Dodge, Inc.

Desert GMC, L.L.C.

Dobbs Ford of Memphis, Inc.

Dobbs Ford, Inc.

Dobbs Mobile Bay, Inc.

Dobbs Motors of Arizona, Inc.

Don Mealey Chevrolet, Inc.

Don Mealey Imports, Inc.

Don-A-Vee Jeep-Eagle, Inc.

Driver’s Mart Worldwide, Inc.

EASTGATE FORD, INC.

Ed Mullinax Ford, LLC

Edgren Motor Company, Inc.

EDGREN MOTOR HOLDING, LLC

EL MONTE IMPORTS HOLDING, LLC

El Monte Imports, Inc.

EL MONTE MOTORS HOLDING, LLC

El Monte Motors, Inc.

Elmhurst Auto Mall, Inc.

EMICH SUBARU WEST, LLC

Empire Services Agency, Inc.

Financial Services GP, LLC

Financial Services, Ltd.

First Team Automotive Corp.

First Team Ford of Manatee, Ltd.

First Team Ford, Ltd.

First Team Jeep Eagle, Chrysler-Plymouth, Ltd.

First Team Management, Inc.

FIT KIT HOLDING, LLC

Fit Kit, Inc.

Florida Auto Corp.

Ford of Kirkland, Inc.

Fox Chevrolet, LLC

Fox Imports, LLC

FOX MOTORS, LLC

Fred Oakley Motors, Inc.

FREMONT LUXURY IMPORTS HOLDING, LLC

Ft. Lauderdale Nissan, Inc.

G.B. IMPORT SALES & SERVICE HOLDING, LLC

G.B. IMPORT SALES & SERVICE, LLC

GENE EVANS FORD, LLC

George Sutherlin Nissan, LLC

Government Boulevard Motors, Inc.

Gulf Management, Inc.

Hayward Dodge, Inc.

Hillard Auto Group, Inc.

Hollywood Imports Limited, Inc.

Hollywood Kia, Inc.

HORIZON CHEVROLET, INC.

HOUSE OF IMPORTS HOLDING, LLC

House of Imports, Inc.

Houston Auto M. Imports Greenway, Ltd.

Houston Auto M. Imports North, Ltd.

Houston Imports Greenway GP, LLC

Houston Imports North GP, LLC

IRVINE IMPORTS HOLDING, LLC

Irvine Imports, Inc.

IRVINE TOYOTA/NISSAN/VOLVO LIMITED PARTNERSHIP

JEMAUTCO, INC.

JERRY GLEASON CHEVROLET, INC.

Jerry Gleason Dodge, Inc.

Jim Quinlan Chevrolet Co.

Joe MacPherson Ford

Joe MacPherson Imports No. I

Joe MacPherson Infiniti

JOE MACPHERSON INFINITI HOLDING, LLC

JOE MACPHERSON OLDSMOBILE

JOHN M. LANCE FORD, LLC

J-R Advertising Company

J-R Motors Company North

J-R Motors Company South

JRJ Investments, Inc.

Kenyon Dodge, Inc.

King’s Crown Ford, Inc.

Kirkland Motors, Inc.

L.P. Evans Motors WPB, Inc.

L.P. Evans Motors, Inc.

Lance Children, Inc.

Leesburg Imports, LLC

Leesburg Motors, LLC

Les Marks Chevrolet, Inc.

Lew Webb’s Ford, Inc.

LEW WEBB’S IRVINE NISSAN HOLDING, LLC

Lew Webb’s Irvine Nissan, Inc.

Lewisville Imports GP, LLC

Lewisville Imports, Ltd.

Lot 4 Real Estate Holdings, LLC

Luxury Orlando Imports, Inc.

MacHoward Leasing

MACHOWARD LEASING HOLDING, LLC

MacPherson Enterprises, Inc.

Magic Acquisition Corp.

MAGIC ACQUISITION HOLDING, LLC

Maitland Luxury Imports, Inc.

Marks Family Dealerships, Inc.

Marks Transport, Inc.

Maroone Chevrolet Ft. Lauderdale, Inc.

MAROONE CHEVROLET, LLC

MAROONE DODGE, LLC

MAROONE FORD, LLC

Maroone Management Services, Inc.

MC/RII, LLC

Mealey Holdings, Inc.

Metro Chrysler Jeep, Inc.

Midway Chevrolet, Inc.

Mike Hall Chevrolet, Inc.

Mike Shad Chrysler Plymouth Jeep Eagle, Inc.

Mike Shad Ford, Inc.

MILLER-SUTHERLIN AUTOMOTIVE, LLC

Mission Blvd. Motors, Inc.

MR. WHEELS HOLDING, LLC

Mr. Wheels, Inc.

Mullinax East, LLC

MULLINAX FORD NORTH CANTON, INC.

Mullinax Ford South, Inc.

Mullinax Lincoln-Mercury, Inc.

Mullinax Used Cars, Inc.

Naperville Imports, Inc.

NEWPORT BEACH CARS HOLDING, LLC

NEWPORT BEACH CARS, LLC

Nichols Ford, Ltd.

Nichols GP, LLC

Nissan of Brandon, Inc.

Northpoint Chevrolet, LLC

Northwest Financial Group, Inc.

Ontario Dodge, Inc.

Oxnard Venture Holdings, Inc.

Payton-Wright Ford Sales, Inc.

Peyton Cramer Automotive

PEYTON CRAMER AUTOMOTIVE HOLDING, LLC

PEYTON CRAMER F. HOLDING, LLC

Peyton Cramer Ford

Peyton Cramer Infiniti

PEYTON CRAMER INFINITI HOLDING, LLC

Peyton Cramer Jaguar

Peyton Cramer Lincoln-Mercury

PEYTON CRAMER LM HOLDING, LLC

Pierce Automotive Corporation

PIERCE, LLC

Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.

Plains Chevrolet GP, LLC

Plains Chevrolet, Ltd.

PMWQ, Inc.

PMWQ, Ltd.

Port City Imports, Inc.

Prime Auto Resources, Inc.

Quality Nissan GP, LLC

Quality Nissan, Ltd.

Quinlan Motors, Inc.

R. Coop Limited

R.L. Buscher II, Inc.

R.L. Buscher III, Inc.

Real Estate Holdings, Inc.

Republic DM Property Acquisition Corp.

Republic Resources Company

Republic Risk Management Services, Inc.

Resources Aviation, Inc.

RI Merger Corp.

RI/BB Acquisition Corp.

RI/BBNM Acquisition Corp.

RI/BRC Real Estate Corp.

RI/DM Acquisition Corp.

RI/Hollywood Nissan Acquisition Corp.

RI/LLC Acquisition Corp.

RI/RMC Acquisition GP, LLC

RI/RMC Acquisition, Ltd.

RI/RMP Acquisition Corp.

RI/RMT Acquisition GP, LLC

RI/RMT Acquisition, Ltd.

RI/WFI Acquisition Corporation

RKR Motors, Inc.

Roseville Motor Corporation

ROSEVILLE MOTOR HOLDING, LLC

Sahara Imports, Inc.

SAHARA NISSAN, INC.

SAUL CHEVROLET HOLDING, LLC

SCM Realty, Inc.

SHAMROCK F. HOLDING, LLC

Shamrock Ford, Inc.

Six Jays LLC

SMI MOTORS HOLDING, LLC

SMI Motors, Inc.

SMYTHE EUROPEAN HOLDING, LLC

Smythe European, Inc.

South Broadway Motors, LLC

Southwest Motors of Denver, LLC

SPITFIRE PROPERTIES, INC.

STAR MOTORS, LLC

Steakley Chevrolet GP, LLC

Steakley Chevrolet, Ltd.

Steeplechase Motor Company

STEVE MOORE CHEVROLET DELRAY, LLC

STEVE MOORE CHEVROLET, LLC

Steve Moore’s Buy-Right Auto Center, Inc.

STEVENS CREEK HOLDING, LLC

Stevens Creek Luxury Imports Holding, LLC

Stevens Creek Luxury Imports, Inc.

Stevens Creek Motors, Inc.

Sunrise Nissan of Jacksonville, Inc.

Sunrise Nissan of Orange Park, Inc.

Sunset Pontiac-GMC Truck South, Inc.

Sunset Pontiac-GMC, Inc.

Superior Nissan, Inc.

SUTHERLIN CHRYSLER-PLYMOUTH JEEP-EAGLE, LLC

Sutherlin H. Imports, LLC

Sutherlin Imports, LLC

SUTHERLIN NISSAN, LLC

Sutherlin Town Center, Inc.

Tartan Advertising, Inc.

Tasha Incorporated

TAYLOR JEEP EAGLE, LLC

TERRY YORK MOTOR CARS HOLDING, LLC

Terry York Motor Cars, Ltd.

Texan Ford Sales, Ltd.

Texan Ford, Inc.

Texan Sales GP, LLC

Texas Management Companies LP, LLC

The Consulting Source, Inc.

The Pierce Corporation II, Inc.

Tinley Park A. Imports, Inc.

Tinley Park J. Imports, Inc.

Tinley Park V. Imports, Inc.

TORRANCE NISSAN HOLDING, LLC

TORRANCE NISSAN, LLC

Tousley Ford, Inc.

TOYOTA CERRITOS LIMITED PARTNERSHIP

Triangle Corporation

T-West Sales & Service, Inc.

Valencia Auto Imports Holding LLC

VALENCIA B. IMPORTS HOLDING, LLC

Valencia B. Imports, Inc.

Valencia Dodge

VALENCIA DODGE HOLDING, LLC

VALENCIA H. IMPORTS HOLDING, LLC

Valencia H. Imports, Inc.

VALLEY CHEVROLET, LLC

VANDERBEEK MOTORS HOLDING, LLC

Vanderbeek Motors, Inc.

Vanderbeek Olds/GMC Truck, Inc.

VANDERBEEK TRUCK HOLDING, LLC

VILLAGE MOTORS, LLC

Vince Wiese Chevrolet, Inc.

VINCE WIESE HOLDING, LLC

W.O. Bankston Nissan, Inc.

WALLACE DODGE, LLC

WALLACE FORD, LLC

WALLACE LINCOLN-MERCURY, LLC

WALLACE NISSAN, LLC

Webb Automotive Group, Inc.

West Colorado Motors, LLC

West Colton Cars, Inc.

West Side Motors, Inc.

Westgate Chevrolet GP, LLC

Westgate Chevrolet, Ltd.

Westmont A. Imports, Inc.

Westmont B. Imports, Inc.

Westmont M. Imports, Inc.

Woody Capital Investment Company II

Woody Capital Investment Company III

Working Man’s Credit Plan, Inc.

Schedule II

Corporate and Limited Liability Company Statutes

Alabama Business Corporation Law, 2 Corporation Statutes (Wolters Kluwer Law & Bus.).

Arizona Business Corporation Act, 2 Corporation Statutes (Wolters Kluwer Law & Bus.).

Arizona Limited Liability Company Act, 2 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).

California General Corporation Law, 2 Corporation Statutes (Wolters Kluwer Law & Bus.).

Colorado Business Corporation Act, 2 Corporation Statutes (Wolters Kluwer Law & Bus.).

Colorado Limited Liability Company Act, 2 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).

Delaware General Corporation Law, 3 Corporation Statutes (Wolters Kluwer Law & Bus.).

Delaware Limited Liability Company Act, 3 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).

Florida Business Corporation Act, 3 Corporation Statutes (Wolters Kluwer Law & Bus.).

Georgia Business Corporation Code, 3 Corporation Statutes (Wolters Kluwer Law & Bus.).

Illinois Business Corporation Act, 3 Corporation Statutes (Wolters Kluwer Law & Bus.).

Maryland General Corporation Law, 4 Corporation Statutes (Wolters Kluwer Law & Bus.).

Michigan Business Corporation Act, 5 Corporation Statutes (Wolters Kluwer Law & Bus.).

Minnesota Business Corporation Act, 5 Corporation Statutes (Wolters Kluwer Law & Bus.).

Nevada General Corporation Law, 6 Corporation Statutes (Wolters Kluwer Law & Bus.).

North Carolina Business Corporation Act, 6 Corporation Statutes (Wolters Kluwer Law & Bus.).

Ohio General Corporation Law, 7 Corporation Statutes (Wolters Kluwer Law & Bus.).

Ohio Limited Liability Company Act, 7 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).

Tennessee Business Corporation Act, 7 Corporation Statutes (Wolters Kluwer Law & Bus.).

Texas Business Corporation Act, 8 Corporation Statutes (Wolters Kluwer Law & Bus.).

Texas Limited Liability Company Law, 9 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).

Virginia Stock Corporation Act, 8 Corporation Statutes (Wolters Kluwer Law & Bus.).

Washington Business Corporation Act, 8 Corporation Statutes (Wolters Kluwer Law & Bus.).

Wyoming Limited Liability Company Act, 10 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).

Schedule III

Limited Partnership Statutes

California Uniform Limited Partnership Act of 2008, 2 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).

Delaware Revised Uniform Limited Partnership Act, 3 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).

Florida Revised Uniform Limited Partnership Act of 2005, 3 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).

Georgia Revised Uniform Limited Partnership Act, 3 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).

Illinois Uniform Limited Partnership Act (2001), 4 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).

Texas Limited Partnership Law, 9 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).

Schedule IV

General Partnership Statutes

Colorado Uniform Partnership Act 1997, 2 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).

Delaware Revised Uniform Partnership Act, 3 Limited Liability Entities State-By-State Guide to LLCs, LLPs and LPs (Wolters Kluwer Law & Bus.).